SCHEDULE 14C INFORMATION STATEMENT

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934
                       (Amendment No. ___)


Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                        BACH-HAUSER, INC.
        (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:




                        BACH-HAUSER, INC.
                         1561 Highway 3
                    Cayuga, Ontario  N0A 1E0


                      INFORMATION STATEMENT


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                     NOT TO SEND US A PROXY


This Information Statement is being mailed on or about January 18, 2005 to the shareholders of record of Bach-Hauser, Inc., a Nevada corporation (the "Company") at the close of business on January 7, 2005 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished to our shareholders to inform you of the adoption of resolutions by written consent of a limited number of shareholders holding a majority of the voting power of our securities. The resolutions adopted by such holders of a majority of the voting power (the "Majority Shareholders") give us the authority to take the following action:

To amend the Articles of Incorporation to change the name of the Company to "Financial Access Solutions Technology, Inc."

In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors accepted the action taken by majority consent of the shareholders as an act of the Company pursuant to Section 787.32 of the Nevada Revised Statutes and adopted resolutions authorizing the action.

General
-------

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Bach-Hauser, Inc.
1561 Highway 3
Cayuga, Ontario N0A 1E0
Attn:  Shareholder Relations

Outstanding Shares and Voting Rights
------------------------------------

As of the close of business on January 7, 2005, the Record Date for shares entitled to notice of and to sign written consents, there were 51,609,392 shares of our common stock outstanding.
Each share of common stock is entitled to one vote for each share held. Majority Shareholders owning 55.45% of the voting power have executed a written consent in favor of the action described above. This consent will satisfy the shareholder approval requirement for the proposed action. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to our shareholders. The Company anticipates that the Company name change contemplated herein will not be effected until we file with the Nevada Secretary of State on or about the close of business on February 7, 2005.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon
------------------------------------------------------------------------

No officer or director will receive any direct or indirect benefit from the Company's proposed amendments. No officer or director or any person has notified the Company that it intends to oppose the Company's amendments to its Articles of Incorporation.

Furnishing Information
----------------------

This Information Statement is being furnished to all holders of common stock of the Company on the Record Date. The Form 10-KSB for the year ending December 31, 2003 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters' Rights of Appraisal
-------------------------------

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or Bylaws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the action described in this Information Statement.

Proposals by Security Holders
-----------------------------

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth information as of January 7, 2005 with respect to the beneficial ownership of common stock by each person who to the knowledge of the Company beneficially owned or had the right to acquire more than 5% of the outstanding common stock. Unless otherwise indicated, beneficial ownership is direct and the persons indicated have sole voting and investment power. As of January 7, 2005, there were 51,609,392 shares outstanding.

                                      Number            Percent
Name of Beneficial Owner (1)        of Shares          of Class
----------------------------        ----------         --------
Martin Grenier                      10,000,000          19.4%
Seijin Ki                            3,500,000           6.8%
David Schild                         2,900,000           5.6%
Betty Castiglione                    3,100,000           6.0%
Tony Papa                            3,300,000           6.4%
Harry Ki                             2,850,000           5.5%
Sandy DaCosta                        2,970,000           5.7%

(1)  The address of each person is care of the Company.

The following table sets forth information as of January 7, 2005 with respect to the beneficial ownership of common stock by all directors, each executive officer and directors and executive officers of the Company as a group.


Name of Beneficial     Position with         Number of     Percent
Owner                  Company                Shares       of Class
------------------     -----------------     ---------     --------
Peter Preston          Chief Executive        166,667          *
                       and Financial
                       Officer,
                       President,
                       Secretary,
                       Treasurer, and
                       Director

Russell Heaton         Director               166,667          *

All Directors and                             333,334          *
Officers as a Group
(2 persons)

*  Less than 1%

            AMENDMENT TO ARTICLES OF INCORPORATION TO
               EFFECT A NAME CHANGE OF THE COMPANY

On January 7, 2005, the Board approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change the name of our Company from "Bach-Hauser, Inc." to "Financial Access Solutions Technology, Inc."

In November 2004, we acquired DM2 Technology, Inc. ("DM2"). We currently plan to continue to use the tangible assets of DM2 substantially in the same manner in which they were used by DM2 immediately prior to the acquisition. DM2 is a provider of specialized POS (point of sale) equipment and software which provides greater flexibility and reliability for debit and credit card financial payments. DM2 has been in the business of handling Interac and Credit Card transaction payments since the government of Canada deregulated this market. We believe that our current name, Bach-Hauser, Inc., does not reflect our anticipated future business model, and in the view of our Board of Directors, will be confusing to our potential targeted customers, potential acquisition candidates, if any, the investing public and others with whom we have or may have business relationships in the future. We believe that keeping our current name will be a hinderance to our development.

Shareholder approval for the change of name to "Financial Access Solutions Technology, Inc." was obtained by written consent of shareholders owning 28,620,000 shares of our common stock, which represented 55.45% on the Record Date. The change of name will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

We anticipate filing the Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State substantially in the form attached as Exhibit A to this Information Statement on or about February 7, 2005.


By Order of the Board of Directors

/s/ Peter Preston
-----------------
Peter Preston
President, Chief Executive and
Financial Officer and Director

January 7, 2005

                            EXHIBIT A
                            ---------

DEAN HELLER

Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 and 78.390)
Important: Read attached instructions before completing form.



        Certificate of Amendment to Articles of Incorporation

                   Nevada Profit Corporations

    (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)



1. Name of corporation:  Bach-Hauser, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Upon filing of this Certificate of Amendment, Article One of the Company's Amended and Restated Articles of Incorporation will be amended to read in its entirety as follows:

Article One:  The name of this Corporation is:  Financial Access
              Solutions Technology, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 28,620,000 (55.45%)

4. Effective date of filing (optional):

5. Officer Signature (Required):


* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE


                                  A-1